Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (333-165514 and 333-148687) and Forms S-8 (333-138219 and 333-46454) of TTM Technologies, Inc. of our report dated March 15, 2010 relating to the financial statements of Printed Circuit Board Business of Meadville Holdings Limited, which appears in the Current Report on Form 8-K/A of TTM Technologies, Inc. dated April 8, 2010.
Yours faithfully

/s/ PricewaterhouseCoopers